Exhibit 10.2

CIMAREX ENERGY CO.

1700 Lincoln Street, Suite 1800

Denver, Colorado 80203-4518

NOTICE OF GRANT OF RESTRICTED STOCK

AND AWARD AGREEMENT

Name:

Participant ID:

Plan: 2011 Equity Incentive Plan

Date of Award:

Number of shares:

Restriction Period Ends: 5 years from date of grant

By accepting this agreement online, you and Cimarex Energy Co. (the “Company”) agree that the Restricted Stock is granted under and governed by the terms and conditions of the Company’s 2011 Equity Incentive Plan (the “Plan”) and the Award Agreement (the “Agreement”), both of which are attached and made a part of this document.  In the event of a conflict between the terms and conditions of the Plan and the terms and conditions of the Agreement, the terms and conditions of the Plan will prevail.

AWARD AGREEMENT

1.                                       Grant of Restricted Stock.  The Company grants you Restricted Stock as set forth in the foregoing Notice of Grant.  The Restricted Stock may be evidenced in the manner the Company deems appropriate, including, without limitation, a book-entry registration or issuance of a stock certificate or certificates.

2.                                       Restriction Period.  Except as otherwise provided in sections 3(a) and 4 below, the Restriction Period will end five years from the date of grant.  You may not sell, assign, transfer (by gift or otherwise), pledge, hypothecate, or otherwise dispose of, by operation of law or otherwise, any of the Shares prior to the end of the Restriction Period.

3.                                       Termination of Employment.

(a)                                  Death or Disability.  If your employment with the Company terminates on account of death or disability (as defined below), the Restriction Period will end and the Restricted Stock will be fully vested and payable.

You will be considered disabled if you are (i) unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, or (ii) by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, receiving income replacement benefits for a period of not less than three months under an accident and health plan covering employees of the Company.

(b)                                 Other Terminations.  If your employment with the Company terminates prior to the end of the Restriction Period for any reason other than death or disability, whether or not your termination is voluntary or involuntary, your Restricted Stock will be forfeited, and you must immediately transfer and assign to the Company, without any consideration, all Restricted Stock, and you may not exercise any of the privileges or rights of a stockholder with respect to the Restricted Stock.

4.                                       Change of Control.  Upon the occurrence of a Change of Control Event, as defined in the Plan, the Restriction Period will end and the Restricted Stock will be fully vested and payable.

5.                                       Removal of Restrictions.  Upon vesting of the Restricted Stock, the Company will deliver shares of common stock to you.  In conformity with its insider trading policy, the Company may elect to electronically deliver the shares to your account at a brokerage firm selected by the Company.

6.                                       Withholding Taxes.  Unless you make other arrangements with the Company, the Company will withhold a number of shares of common stock having a Fair Market Value (as defined in the Plan) on the date of payment equal to the minimum statutory total tax which could be withheld on the transaction.  You may also make arrangements with the Company to pay the amount of taxes required by law or to deliver to the Company previously owned shares of common stock having a Fair Market Value on the date of payment equal to the minimum statutory total tax.  In no event will any form of payment made by you be permitted if it would result in an accounting charge with respect to shares delivered to pay such taxes, unless otherwise approved by the Committee.

7.                                       Effect of Prohibited Transfer.  If any transfer of Restricted Stock is made or attempted to be made contrary to the terms of this Agreement, the Company will have the right to acquire, without the payment of any consideration, such shares from you or your transferee, at any time before or after a prohibited transfer.  In addition to any other legal or equitable remedies it may have, the Company may enforce its rights to specific performance to the extent permitted by law and may exercise such other equitable remedies then available to it.  The Company may refuse for any purpose to recognize any transferee who receives shares contrary to the provisions of this Agreement as a stockholder and may retain and/or recover all dividends on such shares that were paid or payable subsequent to the date on which the prohibited transfer was made or attempted.

8.                                       Rights as a Stockholder.  During the Restriction Period, you will have the right to receive dividends and to vote the shares of Restricted Stock.  If any dividends or distributions are paid in shares of Common Stock, all of these shares will be subject to the same restrictions on transferability as the shares of Restricted Stock with respect to which they were paid.

9.                                       Miscellaneous.

(a)                                  Adjustments.  Article IX of the Plan provides for certain adjustments to the number of shares of Common Stock covered by the Restricted Stock and other changes in connection with a reorganization or other changes to the Common Stock.

(b)                                 Change of Control.  Section 5.2 of the Plan describes the actions that may be taken by the Committee with respect to the Restricted Stock upon the occurrence of a Change of Control Event.

(c)                                  Restrictions on Common Stock.  Any shares of Common Stock acquired by you are subject to the Company’s Insider Trading Policy and may be subject to other restrictions on resale.  Any sale or other disposition of shares by you must be made in compliance with the Company’s Insider Trading Policy, in effect from time to time, securities law and other applicable legal requirements.

(d)                                 Electronic Delivery.  The Company may, in its sole discretion, decide to deliver any documents related to Restricted Stock awarded under the Plan or future Restricted Stock that may be awarded under the Plan by electronic means.  You hereby consent to receive such documents by electronic delivery and agree to participate in the Plan through any on-line or electronic system established and maintained by the Company or another third party designated by the Company.

(e)                                  Amendment or Modifications to the Agreement.  This Agreement constitutes the entire understanding of the parties on the subjects covered.  You expressly warrant that you are not accepting this Agreement in reliance on any promises, representations, or inducements other than those contained herein.  Modifications to this Agreement or the Plan may only be made in writing and signed by a duly authorized officer of the Company.  Notwithstanding anything to the contrary in the Plan or this Agreement, the Company reserves the right to revise this Agreement as it deems necessary or advisable, in its sole discretion and without your consent, to comply with Section 409A of the Code or to otherwise avoid imposition of any additional tax or income recognition under Section 409A of the Code in connection with this Option.

(f)                                    Amendment or Termination of the Plan.  By accepting this Restricted Stock, you expressly warrant that you have received the Restricted Stock under the Plan, and have received, read and are familiar with the terms of the Plan.  You understand that the Plan is discretionary in nature and that it may be amended, suspended or terminated by the Company at any time.

(g)                                 Defined Terms.  Capitalized terms have the meaning set forth in the Plan or herein, as the case may be.

(h)                                 Compliance with Securities Laws.  This Agreement shall be subject to the requirement that if at any time counsel to the Company determines that the listing, registration or qualification of the shares of subject to the Restricted Stock upon any securities exchange or under any state or federal law, or the consent or approval of any governmental or regulatory body, is necessary as a condition of, or in connection with, the issuance or purchase of such shares thereunder, the Restricted Stock may not be awarded unless such listing, registration, qualification, consent or approval shall have been effected or obtained on conditions acceptable to the Committee.  Nothing herein shall be deemed to require the Company to apply for, obtain, or keep current, any such listing, registration or qualification.

(i)                                     Construction; Severability.  The section headings contained herein are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.  The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, and each other provision of this Agreement shall be severable and enforceable to the extent permitted by law.

(j)                                     Waiver.  Any provision contained in this Agreement may be waived, either generally or in any particular instance, by the Committee appointed under the Plan, but only to the extent permitted under the Plan.

(k)                                  Binding Effect.  Subject to the limits on the transferability of the Restricted Stock, this Agreement shall be binding upon and inure to the benefit of the Company and you and their respective heirs, executors, administrators, legal representatives, successors and assigns.

(l)                                     No Right to Continued Employment.  Nothing contained in this Agreement or the Plan shall be construed as giving you any right to remain employed by (or provide other service to) the Company, any Subsidiary or any Affiliated Entity.  The Company reserves the right to terminate your employment (or other service) at any time.

(m)                               Notices.  Any notice required or permitted to be given under this Agreement shall be in writing and shall be delivered electronically, personally or mailed (U.S. Mail) by the Company to you at your then current address as maintained by the Company or such other address as you may advise the Company in writing.  Any such notice shall be deemed to have been given as of the second day after deposit in the United States mails, postage prepaid, properly addressed as set forth in this paragraph, in the case of a mailed notice, or as of the date delivered in the case of electronic or personal delivery.

(n)                                 Governing Law.  This Agreement and the Plan shall be governed by and construed in accordance with the laws of the State of Delaware except as superseded by applicable Federal law.

Attachments:

2011 Equity Incentive Plan
Plan Prospectus
Insider Trading Policy